UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Banco Santander, S.A. (Exact name of registrant as specified in its charter)

Kingdom of Spain (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

Ciudad Grupo Santander 28660 Boadilla del Monte (Madrid) Spain (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to to be registered

3.500% Second Ranking Senior Notes due 2022 4.250% Second Ranking Senior Notes due 2027 Second Ranking Senior Floating Rate Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-207389 and 333-207389-01

Securities to be registered pursuant to Section 12(g) of the Act: None.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, the prospectus supplement dated April 4, 2017 (the “Prospectus Supplement”) to a base prospectus dated April 3, 2017 (the “Prospectus”) relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 36 through 61 of the Prospectus, and “Description of the Notes” on pages S-17 through S-22 of the Prospectus Supplement.

Item 2.  Exhibits

4.1	Second Ranking Debt Securities Indenture, between Banco Santander, S.A., as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee, dated as of April 11, 2017 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on April 11, 2017).

4.2	First Supplemental Indenture to the Subordinated Debt Securities Indenture between Banco Santander, S.A., as issuer, and The Bank of New York Mellon, acting through its London Branch, as trustee, dated as of April 11, 2017 (incorporated herein by reference from Exhibit 4.2 to the Form 6-K filed with the Commission on April 11, 2017).

4.3	Form of Global Note for the 3.500% Second Ranking Senior Debt Securities due 2022 (incorporated herein by reference from Exhibit 4.3 to the Form 6-K filed with the Commission on April 11, 2017).

4.4	Form of Global Note for the 4.250% Second Ranking Senior Debt Securities due 2027 (incorporated herein by reference from Exhibit 4.4 to the Form 6-K filed with the Commission on April 11, 2017).

4.5	Form of Global Note for the Second Ranking Senior Floating Rate Notes due 2022 (incorporated herein by reference from Exhibit 4.5 to the Form 6-K filed with the Commission on April 11, 2017).

99.1	Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) on April 6, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereto duly authorized.

Banco Santander, S.A.

Issuer

By:	/s/ José Antonio Soler
Name: José Antonio Soler Title: Authorized Representative

April 21, 2017

[Signature Page to Form 8-A]